Exhibit 99.1

Coach Appoints Gebhard Rainer as President and Chief Operating Officer

NEW YORK--(BUSINESS WIRE)--September 9, 2014--Coach, Inc. (NYSE:COH) (SEHK:6388), a leading New York design house of modern luxury accessories and lifestyle collections, today announced the appointment of Gebhard Rainer, as President and Chief Operating Officer, effective September 29, 2014.

Mr. Rainer joins Coach from Hyatt Hotels Corporation, where he most recently held the position of Executive Vice President and Chief Financial Officer. Previously, Mr. Rainer served as Managing Director for Hyatt International Europe, Africa and Middle East (EAME) LLC from January 2007 to August 2012 overseeing all aspects of the company’s business in the region. Mr. Rainer has more than 30 years of experience in progressively more senior operating and finance roles, and has extensive international experience, having lived in the Caribbean, the Middle East, Eastern Europe, Western Europe, and the United States.

“Gebhard’s talent and outstanding operational track record make him a strong addition to the Coach management team,” said Victor Luis, Chief Executive Officer of Coach, Inc. “He is highly regarded for his strategic focus, team leadership, keen analytical and technical skills and exceptional business acumen. His experience in driving transformation and brand building for a high touch experiential consumer business make him uniquely qualified to build upon the foundation that we’ve created at Coach. We expect that Gebhard’s operational stewardship will be invaluable as we execute our long- term strategic plan to reinvigorate the Coach brand and return to best-in-class profitability.”

“Coach is an exceptional company and brand I’ve long admired, with a history of successful reinvention, strong business results and delivery of shareholder value. I look forward to contributing to its continued operational excellence and partnering with the entire leadership team,” said Mr. Rainer.

Mr. Rainer is filling a position that has been vacant since September 2013. As Chief Operating Officer, he will have responsibility for Finance, Information Systems, Logistics, Operations and Production.

Coach, with headquarters in New York, is a leading design house of modern luxury accessories and lifestyle collections. Coach is sold worldwide through Coach stores, select department stores and specialty stores, and through Coach’s website at www.coach.com. Coach’s common stock is traded on the New York Stock Exchange under the symbol COH and Coach’s Hong Kong Depositary Receipts are traded on The Stock Exchange of Hong Kong Limited under the symbol 6388.

Neither the Hong Kong Depositary Receipts nor the Hong Kong Depositary Shares evidenced thereby have been or will be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States or to, or for the account of, a U.S. Person (within the meaning of Regulation S under the Securities Act), absent registration or an applicable exemption from the registration requirements. Hedging transactions involving these securities may not be conducted unless in compliance with the Securities Act.

This press release contains forward-looking statements based on management’s current expectations. These statements can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “intend,” “ahead,” “estimate,” “on track,” “on course,” “forward to,” “future,” “to lead,” “to provide,” “to delivering,” “believe,” “to reinvigorate,” “to achieve,” “to enable,” “return to,” “to execute,” “are positioned to,” “continue,” “project,” “guidance,” “target,” “forecast,” “anticipated,” or comparable terms. Future results may differ materially from management’s current expectations, based upon risks and uncertainties such as expected economic trends, the ability to anticipate consumer preferences, the ability to control costs, etc. Please refer to Coach’s latest Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission for a complete list of risks and important factors.

CONTACT:
Analysts & Media:
Coach
Andrea Shaw Resnick, 212-629-2618
Global Head of Investor Relations and Corporate Communications
or
Christina Colone, 212-946-7252
Senior Manager, Investor Relations